UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2017

Navigant Consulting, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-12173	36-4094854
(Commission File Number)	(IRS Employer Identification No.)

150 North Riverside Plaza, Suite 2100, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(312) 573-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Navigant Consulting, Inc. 2017 Long-Term Incentive Plan

At the Annual Meeting of Shareholders of Navigant Consulting, Inc. (the “Company”) held on May 16, 2017 (the “2017 Annual Meeting”), the Company’s shareholders approved the Navigant Consulting, Inc. 2017 Long-Term Incentive Plan (the “2017 Plan”), which had been previously approved by the Company’s Board of Directors (the “Board of Directors”), subject to shareholder approval. The following paragraphs provide a summary of certain terms of the 2017 Plan. The 2017 Plan is set forth in its entirety as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The purposes of the 2017 Plan are: (i) to align the interests of the Company’s shareholders and recipients of awards under the 2017 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success; (ii) to advance the interests of the Company by attracting and retaining officers, other employees, non-employee directors, consultants, independent contractors and agents; and (iii) to motivate such persons to act in the long-term best interests of the Company and its shareholders.

Under the 2017 Plan, the Company may grant: (i) non-qualified stock options; (ii) “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code); (iii) stock appreciation rights (“SARs”); (iv) restricted stock and restricted stock units (“Stock Awards”); and (v) performance awards.

Subject to the terms and conditions of the 2017 Plan, the number of shares authorized for grants under the 2017 Plan is 3,065,000, reduced by the number of shares subject to awards granted under the prior equity plan of the Company on or after March 31, 2017. The number of available shares will be reduced by the sum of the aggregate number of shares of common stock which become subject to outstanding options, free-standing SARs, Stock Awards or performance awards.

Amendment to the Navigant Consulting, Inc. Employee Stock Purchase Plan

At the 2017 Annual Meeting, the Company’s shareholders also approved an amendment (the “ESPP Amendment”) to the Navigant Consulting, Inc. Employee Stock Purchase Plan (as amended and restated by the ESPP Amendment, the “ESPP”), which had been previously approved by the Board of Directors, subject to shareholder approval.

The ESPP Amendment increased the number of shares of the Company’s common stock available for issuance under the ESPP by 2,500,000 to 5,000,000.

The ESPP is set forth in its entirety as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2017 Annual Meeting, the Company’s shareholders voted on seven proposals and cast their votes as follows:

	For	Against	Abstain	Broker Non-Votes
Proposal 1: Election of Directors
Kevin M. Blakely	40,515,134	544,654	14,573	2,752,937
Cynthia A. Glassman	36,651,225	4,417,786	5,350	2,752,937
Julie M. Howard	38,805,421	2,183,724	85,216	2,752,937
Stephan A. James	40,441,534	620,740	12,087	2,752,937
Samuel K. Skinner	40,259,642	813,108	1,611	2,752,937
Gov. James R. Thompson	39,853,726	1,218,351	2,284	2,752,937
Michael L. Tipsord	40,441,978	621,271	11,112	2,752,937
Randy H. Zwirn	40,514,405	545,006	14,950	2,752,937

		For	Against	Abstain	Broker Non-Votes
Proposal 2:	Approval of the Navigant Consulting, Inc. 2017 Long-Term Incentive Plan	37,296,481	3,770,622	7,258	2,752,937

Proposal 3:	Re-approval of the material terms of the performance measures under the Navigant Consulting, Inc. Annual Incentive Plan	40,688,976	377,921	7,464	2,752,937

Proposal 4:	Approval of an amendment to the Navigant Consulting, Inc. Employee Stock Purchase Plan	40,798,524	261,323	14,514	2,752,937

Proposal 5:	Advisory approval of the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy materials	40,454,720	609,346	10,295	2,752,937

		1 Year	2 Years	3 Years	Abstain
Proposal 6:	Advisory vote to recommend the frequency that the Company will hold an advisory shareholder vote to approve the compensation paid to the Company’s named executive officers	31,336,544	2,146	9,730,027	5,644

		For	Against	Abstain
Proposal 7:	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2017	43,445,613	353,934	27,751

In light of the voting results on Proposal 6, the Company has decided to include the advisory shareholder vote on executive compensation in its proxy materials on an annual basis until the next required advisory vote on the frequency of the advisory shareholder vote on compensation paid to the Company’s named executive officers.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.

10.1	Navigant Consulting, Inc. 2017 Long-Term Incentive Plan.

10.2	Amended and Restated Navigant Consulting, Inc. Employee Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIGANT CONSULTING, INC.

Date: May 18, 2017	By:	/s/ Monica M. Weed
Name: Monica M. Weed
Title: Executive Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Navigant Consulting, Inc. 2017 Long-Term Incentive Plan.

10.2	Amended and Restated Navigant Consulting, Inc. Employee Stock Purchase Plan.

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